UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 6, 2017

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 6, 2017, representatives of CorEnergy Infrastructure Trust, Inc. (the “Company”) will be conducting one-on-one meetings with investors, potential investors and other third parties at REITWeek 2017, NAREIT’s Investor Forum.  As previously announced, Richard C. Green, Executive Chairman of  the Company, will also present at REITWeek 2017 at 2:45 am Eastern time on June 7, 2016. The live audio webcast and presentation materials will be available at the following link: https://reitstream.com/reitweek2017/corenergy, and a replay will be archived on the Events & Presentations page of the Company’s website for 90 days after the presentation concludes.

A copy of the slides that will be used for the Company’s one-on-one meetings and for the presentation is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

99.1	CorEnergy REITWeek 2017 Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: June 6, 2017	By:	/s/ David J. Schulte
David J. Schulte
President and CEO

Exhibit Index

Exhibit No.	Description

99.1	CorEnergy REITWeek 2017 Presentation